Exhibit (p) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of EDWARD D. JONES & CO. DAILY PASSPORT CASH TRUST and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                                  TITLE                                         DATE


/S/JOHN F. DONAHUE                          Chairman and Trustee                 April 8, 1999
----------------------------------------
John F. Donahue                              (Chief Executive Officer)



/S/RICHARD B. FISHER                        President                            April 8, 1999

Richard B. Fisher

/S/J. CHRISTOPHER DONAHUE                   Executive Vice President             April 8, 1999
----------------------------------------
J. Christopher Donahue              and Trustee

/S/RICHARD J. THOMAS                        Treasurer                            April 8, 1999
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Richard J. Thomas                           (Principal Financial and
                                             Accounting Officer)

/S/THOMAS G. BIGLEY                         Trustee                              April 8, 1999

Thomas G. Bigley




SIGNATURES                                  TITLE                                         DATE

/S/JOHN T. CONROY, JR.                      Trustee                              April 8, 1999
----------------------------------------
John T. Conroy, Jr.



/S/NICHOLAS P. CONSTANTAKIS                 Trustee                              April 8, 1999

Nicholas P. Constantakis

/S/LAWRENCE D. ELLIS, M.D.                  Trustee                              April 8, 1999
----------------------------------------
Lawrence D. Ellis, M.D.



/S/PETER E. MADDEN                          Trustee                              April 8, 1999

Peter E. Madden

/S/JOHN E. MURRAY, JR.                      Trustee                              April 8, 1999
----------------------------------------
John E. Murray, Jr.



/S/MARJORIE P. SMUTS                        Trustee                              April 8, 1999

Marjorie P. Smuts


Sworn to and subscribed before me this 8th day of April, 1999

/S/ CHERI S. GOOD
Notarial Seal
Cheri S. Good, Notary Public
Pittsburgh, Allegheny County
My Commission Expires November 19, 2001
Member, Pennsylvania Association of Notaries